Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-261810 on Form S-1 of our report dated March 24, 2022, relating to the financial statements of Hagerty, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan

April 6, 2022